UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2013

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road Tucker, Georgia	30084
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 30, 2013 Video Display Corporation (the “Company”) completed the sale of the majority of the assets and the transfer of specified liabilities of the Company’s wholly-owned subsidiary, Aydin Displays Inc. (“Aydin”). Aydin was sold to a newly formed acquisition affiliate of Sparton Corp. for a combination of cash, plus an additional earn-out potential that could be in excess of $6 million dollars based upon the achievement of reaching certain projected levels of EBITDA generated by the “new” Aydin in the subsequent 12-month period to the August 30, 2013 closing.

This form 8-K/A amends the Current Report on Form 8-K filed on September 5, 2013 to provide the pro forma financial information required by Item 9.01 of Form 8-K, which was not previously filed with the Form 8-K on September 5, 2013.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet as of August 31, 2013 and the unaudited pro forma condensed consolidated income statements of Video Display Corporation for the six months ended August 31, 2013 and the year ended February 28, 2013 that give effect to the disposition of certain assets and liabilities of Aydin Displays Inc., a subsidiary of Video Display Corporation, are attached hereto as Exhibit 99.1 and are incorporated by reference in this item 9.01.

Video Display Corporation

Pro Forma Balance Sheet

August 31, 2013

	Historical Results	Pro Forma Adjustment	Pro Forma Results
	(unaudited)
		(unaudited)	(unaudited)
Assets
Current assets
Cash	436	—	436
Restricted cash	—	1,200	1,200
Accounts receivable, less allowance for doubtful accounts of $91	5,524	(2,279)	3,245
Other receivables	—	468	468
Inventories, net	28,075	(7,809)	20,266
Cost and estimated earnings in excess of billings on uncompleted contracts	2,319	(2,319)	—
Deferred income taxes	1,589	—	1,589
Income taxes refundable	489	—	489
Prepaid expenses and other	312	(191)	121
Assets of discontinued operations	2,830	—	2,830

Total current assets	41,574	(10,930)	30,644
Property, plant, and equipment
Land	154	—	154
Buildings	3,273	(522)	2,751
Machinery and equipment	11,805	(1,291)	10,514

	15,232	(1,813)	13,419
Accumulated depreciation and amortization	(13,087)	1,439	(11,648)

Net property, plant, and equipment	2,145	(374)	1,771
Note receivable	690		690
Intangible assets, net	863	(117)	746
Deferred income taxes	619		619
Other assets	14		14
Goodwill	357	(357)	—
Assets of discontinued operations	2,639		2,639

Total assets	$48,901	(11,778)	$37,123

Video Display Corporation

Pro Forma Balance Sheet

August 31, 2013

	Historical Results (unaudited)	Pro Forma Adjustment	Pro Forma Results
		(unaudited)	(unaudited)
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$2,384	$(1,236)	$1,148
Accrued liabilities	1,770	(284)	1,486
Billings in excess of cost and estimated earnings on uncompleted contracts	—		—
Notes payable to officers and directors	515		515
Lines of credit	14,608	(14,608)	—
Current maturities of long-term debt	1,229		1,229
Liabilities of discontinued operations	992		992

Total current liabilities	21,498	(16,128)	5,370

Long-term debt, less current maturities	257		257
Unrecognized gain	554	600	1,154
Other long term liabilities	—		—

Total liabilities	22,309	(15,528)	6,781

Shareholders’ Equity
Preferred stock, no par value – 10,000 shares authorized; none issued and outstanding	—		—
Common stock, no par value – 50,000 shares authorized; 9,732 issued and 7,593 outstanding at August 31, 2013.	7,293		7,293
Additional paid-in capital	156		156
Retained earnings	29,587	3,750	33,337
Treasury stock, shares at cost; 2,139 at August 31, 2013	(10,444)		(10,444)

Total shareholders’ equity	26,592	3,750	30,342

Total liabilities and shareholders’ equity	$48,901	(11,778)	$37,123

Video Display Corporation

Unaudited Pro Forma Income Statement

Six Months Ended August 31, 2013

	Historical Results	Pro Forma Adjustment	Pro Forma Results
Net sales	$19,679	$(8,304)	11,375

Cost of goods sold	15,844	(5,413)	10,431

Gross profit	3,835	(2,891)	944

Operating expenses
Selling and delivery	2,219	(1,365)	854
General and administrative	2,685	(1,057)	1,628

	4,904	(2,422)	2,482

Operating income/(loss)	(1,069)	(469)	(1,538)

Other income (expense)
Interest expense	(692)	6	(686)
Other, net	533	—	533

	(159)	6	(153)

Income/(Loss) from continuing operations before income taxes	(1,228)	(463)	(1,691)

Income tax (benefit)	(431)	(157)	(588)

Net income/(loss)	$(797)	(306)	(1,103)
Income from discontinued operations, net of taxes	2,061	306	2,367

Net income	$1,264	$—	$1,264

Net income per share:
From continuing operations-basic	$(.10)	$(.04)	$(.14)

From continuing operations-diluted	(.10)	(.04)	$(.14)

From discontinued operations-basic	$.27	.04	$.31

From discontinued operations-diluted	.27	.04	$.31

Basic weighted average shares outstanding	7,593	7,593	7,593

Diluted weighted average shares outstanding	7,609	7,609	7,609

Video Display Corporation

Unaudited Pro Forma Income Statement

Year-Ended February 28, 2013

	Historical Results	Pro Forma Adjustment	Pro Forma Results
Net sales	$49,103	$(17,644)	31,459

Cost of goods sold	36,189	(11,877)	24,312

Gross profit	12,914	(5,787)	7,127

Operating expenses
Selling and delivery	5,350	(2,854)	2,496
General and administrative	7,375	(2,089)	5,286

	12,725	(4,943)	7,782

Operating income/(loss)	189	(844)	(655)

Other income (expense)
Interest expense	(713)	16	(697)
Other, net	381	—	381

	(332)	16	(316)

Income/(Loss) from continuing operations before income taxes	(143)	(828)	(971)

Income tax (benefit)	(151)	(281)	(432)

Net income/(loss)	$8	(547)	(539)

Net income	$8	$(547)	$(539)

Net income per share:
From continuing operations-basic	$.00	$(.07)	$(.07)

From continuing operations-diluted	.00	(.07)	$(.07)

Basic weighted average shares outstanding	7,570	7,570	7,570

Diluted weighted average shares outstanding	7,623	7,623	7,623

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2013	VIDEO DISPLAY CORPORATION

	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer